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                                                                    Exhibit 23.3

                        Consent of Independent Auditors

   We consent to the reference of our firm under the captions "Experts" and to the incorporation by reference therein of our report dated September 25, 1998, with respect to the consolidated financial statements of America Online, Inc. included in its Annual Report on Form 10-K for the year ended June 30, 1998, our report dated September 25, 1998 (except for the last paragraph of Note 17, as to which the date is February 15, 1999) with respect to the consolidated financial statements of America Online, Inc., included in its Current Report on Form 8-K dated November 9, 1998, and our report dated September 25, 1998 (except for the second paragraph of Note 19, as to which the date is February 15, 1999 and the third paragraph of Note 19, as to which the date is April 15,
1999), with respect to the supplemental consolidated financial statements of America Online, Inc. included in its Current Report on Form 8-K/A filed on April 21, 1999, included in the Proxy Statement of America Online, Inc. that is
made part of the Registration Statement (Form S-4 No. 333-     ) and Prospectus
of America Online, Inc. for the registration of 4,154,717 shares of its common stock.

                                             /s/ Ernst & Young LLP

Vienna, Virginia
April 15, 1999